As filed with the Securities and Exchange Commission on April 15, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNE DESIGN CORP.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-2007174
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1616 Eastlake Ave. E., Suite 310

Seattle, Washington 98102

(206) 682-0645

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carlos Paya, M.D., Ph.D.

President and Chief Executive Officer

Immune Design Corp.

1616 Eastlake Ave. E., Suite 310

Seattle, Washington 98102

(206) 682-0645

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Berezin Jaime L. Chase Hogan Lovells US LLP 4085 Campbell Ave., Suite 100 Menlo Park, California 94025 (650) 463-4000	Stephen Brady Chief Business Officer Immune Design Corp. 601 Gateway Blvd., Suite 250 South San Francisco, California 94080 (650) 887-6717	David Peinsipp Divakar Gupta Charles S. Kim Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 (415) 693-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee (1)
Common Stock, $0.001 par value per share	$5,175,000	$602

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $86,250,000 on a Registration Statement on Form S-1 (File No. 333-203241), which was declared effective by the Securities and Exchange Commission on April 15, 2015. Includes the aggregate offering price of shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely for the purpose of registering an increase in the maximum aggregate offering price of $5,175,000. This 462(b) Registration Statement relates to the public offering of shares of common stock contemplated by the Registration Statement on Form S-1 (File No. 333-203241), which was initially filed on April 6, 2015, and which, as amended, was declared effective by the Securities and Exchange Commission on April 15, 2015. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-203241), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b)	Financial Statements Schedules:

No financial statement schedules are provided, because the information called for is not required or is shown either in the financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, in the State of California, on this 15th day of April, 2015.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D. President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Carlos Paya, M.D., Ph.D. Carlos Paya, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2015

/s/ Paul Rickey Paul Rickey	Vice President, Finance and Administration (Principal Accounting Officer and Principal Financial Officer)	April 15, 2015

* Ed Penhoet, Ph.D.	Chairman of the Board	April 15, 2015

* Brian Atwood	Director	April 15, 2015

* David Baltimore, Ph.D.	Director	April 15, 2015

* Franklin Berger	Director	April 15, 2015

* Lewis Coleman	Director	April 15, 2015

* William Ringo	Director	April 15, 2015

* Peter Svennilson	Director	April 15, 2015

*	Pursuant to a Power of Attorney

By:	Stephen Brady
Stephen Brady
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-203241) filed by the Registrant with the Commission on April 6, 2015, and incorporated herein by reference.